EXHIBIT 99.2
                                                                    ------------


             CHESAPEAKE ENERGY CORPORATION ANNOUNCES $510 MILLION OF
              ACQUISITIONS, ADDS SIGNIFICANTLY TO HEDGING POSITIONS
                     AND INCREASES 2004 PRODUCTION FORECASTS

       AGREEMENTS WITH CONCHO RESOURCES AND TWO OTHERS FURTHER STRENGTHEN
           CHESAPEAKE'S POSITIONS IN THE MID-CONTINENT, PERMIAN BASIN
                         AND ONSHORE GULF COAST REGIONS

       CHESAPEAKE HEDGES 100% OF PROJECTED GAS PRODUCTION VOLUMES FROM THE ACQUIRED PROPERTIES AT $5.68 PER MCF FOR 2004 AND $5.37 PER MCF FOR 2005


OKLAHOMA CITY, OKLAHOMA, DECEMBER 22, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has entered into agreements to acquire $510 million of Mid-Continent, Permian Basin and onshore Gulf Coast oil and natural gas assets through recent agreements to acquire privately-owned Concho Resources Inc. for $420 million and two smaller property acquisitions totaling $90 million. In these transactions, Chesapeake has acquired or agreed to acquire an internally estimated 320 billion cubic feet of gas equivalent proved reserves
(bcfe), 195 bcfe of probable and possible reserves and current production of 70 million cubic feet of natural gas equivalent production (mmcfe) per day. Chesapeake's anticipated year-end 2003 proved oil and natural gas reserves, pro forma for these acquisitions, are expected to exceed 3.4 trillion cubic feet of natural gas equivalent (tcfe).

After allocating $70 million of the purchase price to unevaluated leasehold, probable and possible reserves, and gas gathering systems, Chesapeake's acquisition cost per thousand cubic feet of gas equivalent (mcfe) of proved reserves will be $1.38. Including leasehold and anticipated future drilling costs for fully developing the proved, probable and possible reserves, the company estimates that its all-in acquisition cost for the 515 bcfe of estimated reserves will be $1.59 per mcfe.

The proved reserves have a reserves-to-production index of 12.5 years, are 75% natural gas and are 67% proved developed. Initial lease operating expenses on the acquired properties are expected to average $0.56 per mcfe, which compares favorably to the $0.52 per mcfe reported by Chesapeake during the first three quarters of 2003 and the $0.65 per mcfe reported by the company's peer group during the first three quarters of 2003.

The Concho acquisition is expected to close on January 30, 2004 and is subject to customary closing conditions. One of the other two transactions has recently closed and the other will close in January 2004. The company intends to finance the acquisitions using approximately 50% common equity and 50% short-term and/or long-term borrowings.

                 BACKGROUND INFORMATION ON CONCHO RESOURCES INC.

Concho Resources Inc. is a privately-owned Midland-based independent oil and natural gas producer co-founded by Timothy A. Leach, Steven L. Beal, David W. Copeland and David A. Chroback in association with New York-based Yorktown Energy Partners and certain other investors. In 2002, Concho acquired the assets of Oklahoma City-based independent oil and natural gas producer Ricks Exploration, Inc., which formed the core of Concho's assets. Ricks Exploration was formed in 1984 by Art L. Swanson and Ran Ricks, Jr. and it was the successor to independent oil and natural gas operations first begun in 1970 in Oklahoma City by Ran Ricks, Jr. Over the years, Ricks and Concho's areas of operational focus have been primarily in the Permian Basin and the Mid-Continent regions.

In the Mid-Continent region, Chesapeake is the largest natural gas producer with approximately a 14% market share and daily production of approximately 725 mmcfe and internally estimated proved reserves of approximately 2,950 bcfe (pro forma for today's transactions). In the Permian Basin, Chesapeake believes it will rank among the 20 largest producers in the region after completion of the Concho acquisition. Pro forma for Concho, Chesapeake estimates its daily production in the Permian Basin will exceed 75 mmcfe per day and its proved reserves will exceed 350 bcfe. Chesapeake believes its ownership of the acquired properties will create operational efficiencies, administrative expense savings and additional developmental and exploratory drilling opportunities.

The assets acquired in the two smaller transactions are located in the Permian Basin and in the Goliad County, Texas area of Chesapeake's onshore Gulf Coast region. In Goliad County, Chesapeake has agreed to purchase a 50% interest in and operations of a large prospect area in which it had previously acquired a 37.5% working interest through its acquisition of Canaan Energy Corporation in 2002.

     CHESAPEAKE INCREASES 2004 PRODUCTION GUIDANCE AND ANNOUNCES SIGNIFICANT
             INCREASES IN ITS OIL AND NATURAL GAS HEDGING POSITIONS


To account for the transactions announced today, Chesapeake is increasing its 2004 production forecast by 9% from a range of 297-303 bcfe (820 mmcfe per day at the mid-point) to a range of 323-329 (890 mmcfe per day at the mid-point). Approximately 89% of the company's production is expected to be natural gas with 11% from oil and natural gas liquids.

During the past several weeks, Chesapeake has significantly increased its oil and natural gas hedging positions for 2004 and 2005. During this time, the company has hedged an additional 108 bcf of natural gas at an average NYMEX price of $5.38 per mcf and an additional 121 mbo at $31.16. The following tables compare Chesapeake's projected 2004-2007 oil and natural gas production volumes that have been hedged as of December 19, 2003 to what had been hedged as of November 12, 2003:


                    HEDGED POSITIONS AS OF DECEMBER 19, 2003
                                 Oil                        Natural Gas
                   ------------------------------   ---------------------------
QUARTER OR YEAR      % Hedged          $ NYMEX        % Hedged       $ NYMEX
---------------    --------------   -------------   -------------  ------------
2004 1Q                88%             $28.58            98%         $5.97
2004 2Q                88%             $28.81            74%         $4.97
2004 3Q                72%             $28.75            59%         $4.89
2004 4Q                63%             $28.46            47%         $5.08
---------------    -------------    -------------   -------------  ------------
2004 Total             78%             $28.66            69%         $5.32
===============    ==============   =============   =============  ============
2005                    -                 -              27%         $5.04
2006                    -                 -              11%         $4.88
2007                    -                 -               8%         $4.76


                    HEDGED POSITIONS AS OF NOVEMBER 12, 2003
                                 Oil                        Natural Gas
                   ------------------------------   ---------------------------
QUARTER OR YEAR      % Hedged         $ NYMEX          % Hedged      $ NYMEX
---------------    --------------   -------------   -------------  ------------
2004 1Q                100%           $28.58              70%        $5.93
2004 2Q                 99%           $28.62              58%        $4.95
2004 3Q                 91%           $28.75              47%        $4.84
2004 4Q                 84%           $28.46              37%        $4.99
--------------     --------------   -------------   -------------  ------------
2004 Total              94%           $28.61              53%        $5.25
==============     ==============   =============   =============  ============
2005                     -               -                16%        $4.82
2006                     -               -                 9%        $4.74
2007                     -               -                 8%        $4.76

Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.


                               MANAGEMENT COMMENTS

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Today's announcements provide further evidence of our ongoing commitment to creating industry-leading shareholder value through a sharp strategic focus on further consolidation of high-quality oil and natural gas assets and on identifying and executing opportunistic hedging opportunities. Today's announced acquisitions fit very well with our existing Mid-Continent stronghold and further strengthen our growing Permian Basin and onshore Gulf Coast asset holdings. In addition, these transactions are consistent with Chesapeake's business strategy of creating value by delivering profitable organic growth from our developmental and exploratory drilling programs and by acquiring and developing low-cost, long-lived, under-exploited oil and natural gas assets.

In addition, the dramatic increase in oil and natural gas prices during the past few weeks has given us the ability to lock-in 100% of our anticipated gas production volumes from today's acquisitions at prices well above the price decks we used to purchase these properties. In this time of tight oil and natural gas markets, we believe accretive returns to our shareholders can be generated from acquisitions by being willing and able to hedge the acquired production volumes at very attractive prices during periodic price spikes. We believe our focused acquisitions of high-quality properties followed by opportunistic hedging and combined with our value-added drilling programs will continue to be a winning strategy for our shareholders in the years ahead."

                           CONFERENCE CALL INFORMATION

A conference call has been scheduled for this morning, December 22, 2003 at 9:00 a.m. EST to discuss this press release. The telephone number to access the conference call is 913.981.5518 and the passcode is 209876. For those unable to participate in the conference call, a replay will be available from 12:00 p.m. EST on Monday, December 22, 2003 through midnight EST on Tuesday, January 6, 2004. The number to access the conference call replay is 719.457.0820 and the passcode is 209876. The conference call will also be simulcast live on the Internet and can be accessed at www.chkenergy.com by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.

THIS PRESS RELEASE AND THE ACCOMPANYING OUTLOOKS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THEY INCLUDE
ESTIMATES OF OIL AND GAS RESERVES, EXPECTED OIL AND GAS PRODUCTION AND FUTURE EXPENSES, PROJECTIONS OF FUTURE OIL AND GAS PRICES, PLANNED CAPITAL EXPENDITURES FOR DRILLING, LEASEHOLD ACQUISITIONS AND SEISMIC DATA, AND STATEMENTS CONCERNING ANTICIPATED CASH FLOW AND LIQUIDITY, BUSINESS STRATEGY AND OTHER PLANS AND OBJECTIVES FOR FUTURE OPERATIONS. DISCLOSURES CONCERNING DERIVATIVE CONTRACTS AND THEIR ESTIMATED CONTRIBUTION TO OUR FUTURE RESULTS OF OPERATIONS ARE BASED UPON MARKET INFORMATION AS OF A SPECIFIC DATE. THESE MARKET PRICES ARE SUBJECT TO SIGNIFICANT VOLATILITY. ALTHOUGH WE BELIEVE THE EXPECTATIONS AND FORECASTS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE DESCRIBED UNDER "RISK FACTORS" IN ITEM 1 OF OUR 2002 FORM 10-K/A AND SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THEY INCLUDE THE VOLATILITY OF OIL AND GAS PRICES; ADVERSE EFFECTS OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE ON OUR OPERATIONS AND FUTURE GROWTH; OUR ABILITY TO COMPETE EFFECTIVELY AGAINST STRONG INDEPENDENT OIL AND GAS COMPANIES AND MAJORS; THE COST AND AVAILABILITY OF DRILLING AND PRODUCTION SERVICES; POSSIBLE FINANCIAL LOSSES AS A RESULT OF OUR COMMODITY PRICE AND INTEREST RATE RISK MANAGEMENT ACTIVITIES; UNCERTAINTIES INHERENT IN ESTIMATING QUANTITIES OF OIL AND GAS RESERVES, INCLUDING RESERVES WE ACQUIRE, PROJECTING FUTURE RATES OF PRODUCTION AND THE TIMING OF DEVELOPMENT EXPENDITURES; EXPOSURE TO POTENTIAL LIABILITIES OF ACQUIRED PROPERTIES; OUR ABILITY TO REPLACE RESERVES; THE AVAILABILITY OF CAPITAL; CHANGES IN INTEREST RATES; AND DRILLING AND OPERATING RISKS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

THE SECURITIES AND EXCHANGE COMMISSION HAS GENERALLY PERMITTED OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCLOSE ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. WE USE THE TERMS "PROBABLE" AND "POSSIBLE" RESERVES OR OTHER DESCRIPTIONS OF VOLUMES OF RESERVES POTENTIALLY RECOVERABLE THROUGH ADDITIONAL DRILLING OR RECOVERY TECHNIQUES THAT THE SEC'S GUIDELINES MAY PROHIBIT US FROM INCLUDING IN FILINGS WITH THE SEC. THESE ESTIMATES ARE BY THEIR NATURE MORE SPECULATIVE THAN ESTIMATES OF PROVED RESERVES AND ACCORDINGLY ARE SUBJECT TO SUBSTANTIALLY GREATER RISK OF BEING ACTUALLY REALIZED BY THE COMPANY.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.

                                  SCHEDULE "A"

                  CHESAPEAKE'S OUTLOOK AS OF DECEMBER 22, 2003

QUARTER ENDING MARCH 31, 2004;  YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of December 22, 2003, we are using the following key assumptions in our projections for the first quarter of 2004 and the full-year 2004.

The primary changes from our November 12, 2003 guidance are in italicized bold and are explained as follows:

     1) We have increased our production forecasts to reflect the three acquisitions announced today.
     2) We have updated the projected effects from changes in our hedging positions.
     3) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2004 oil and natural gas prices.
     4) We have included the pro forma effects of additional equity and debt issuance to fund the acquisitions announced today.

                                                        Quarter Ending        Year Ending
                                                        MARCH 31, 2004      DECEMBER 31, 2004
                                                        --------------      -----------------

  Estimated Production:
  Oil - Mbo                                                  1,450                5,800
  Gas - Bcf                                                  69 - 70            288 - 294
  Gas Equivalent - Bcfe                                      78 - 79            323 - 329
  Daily gas equivalent midpoint - in  Mmcfe                    875                 890
NYMEX Prices
(for calculation of realized hedging effects only):
  Oil - $/Bo                                                 $25.00               $25.00
  Gas - $/Mcf                                                $ 4.50                $4.50
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                 -$2.50               -$2.50
  Gas - $/Mcf                                                -$0.60               -$0.60
Estimated Realized Hedging Effects
(based on expected NYMEX prices above):
  Oil - $/Bo                                                 +$3.13               +$2.72
  Gas - $/Mcf                                                +$1.48               +$0.68
Operating Costs per Mcfe of Projected Production:
  Production expense                                      $0.55 - 0.60          $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)         $0.25 - 0.29          $0.25 - 0.29
  General and administrative                              $0.10 - 0.11          $0.10 - 0.11
  DD&A - oil and gas                                      $1.42 - 1.46          $1.42 - 1.46
  Depreciation of other assets                            $0.07 - 0.09          $0.07 - 0.09
  Interest expense(a)                                     $0.49 - 0.53          $0.49 - 0.53
Other Income and Expense per Mcfe: (b)
  Marketing and other income                              $0.02 - 0.04          $0.02 - 0.04

Book Tax Rate                                                  38%                  38%
Equivalent Shares Outstanding:
  Basic                                                    240,000 m             244,000 m
  Diluted                                                  300,000 m             302,000 m

Capital Expenditures:
  Drilling, Land and Seismic                              $175 - $195 mm        $725 - $775 mm


(a) Does not include  gains or losses on interest rate  derivatives  (SFAS 133).
(b) Does not include the cumulative effect of the adoption of SFAS 143 as of January 1, 2003.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

          (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

         (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.

          (iii)Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                                               % Hedged
                                                                                -------------------------------------
                                Avg. NYMEX                       Avg. NYMEX                            Open Swap
                               Strike Price                    Price Including    Assuming Gas     Positions as a %
                 Open Swaps      of Open        Gain from        Open & Locked     Production      of Estimated Total
                  in Bcf's        Swaps        Locked Swaps        Positions       in Bcf's of:      Gas Production
                  ---------    ------------    ------------    ---------------     ------------     -----------------

2004:
-----
1st Qtr             69.5          $5.94            $0.03             $5.97              70.9              98%
2nd Qtr             52.8          $4.97            $0.00             $4.97              71.9              74%
3rd Qtr             43.2          $4.89            $0.00             $4.89              73.6              59%
4th Qtr             35.0          $5.08            $0.00             $5.08              74.6              47%
---------------------------------------------------------------------------------------------------------------------
Total 2004         200.5          $5.31            $0.01             $5.32             291.0              69%
=====================================================================================================================

=====================================================================================================================
Total 2005          82.1          $5.04            $0.00             $5.04             300.0              27%
=====================================================================================================================

=====================================================================================================================
Total 2006          32.9          $4.88            $0.00             $4.88             310.0              11%
=====================================================================================================================

=====================================================================================================================
Total 2007          25.6          $4.76            $0.00             $4.76             320.0               8%
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================
TOTALS
---------------------------------------------------------------------------------------------------------------------
2004-2007          341.1          $5.16            $0.01             $5.17           1,220.0              28%
=======================================================================================================================

                                       5

Chesapeake   has  also   entered   into  the   following   natural   gas   basis
protection swaps:
                                                        Assuming Gas
                          Annual                    Production in Bcf's     %
                   Volume in Bcf's    NYMEX less:           of:           Hedged
                   ---------------   ------------   -------------------   ------
2004                  157.4             0.173             291.0            54%
2005                  109.5             0.156             300.0            37%
2006                   47.5             0.155             310.0            15%
2007                   63.9             0.166             320.0            20%
2008                   64.0             0.166             330.0            19%
2009                   37.0             0.160             340.0            11%
                   ---------------   ------------   -------------------   ------
Totals                479.3          $  0.164*          1,891.0            25%
                   ===============   ============   ===================   ======
*weighted average

The Company has entered into the following crude oil hedging arrangements:

                                                 % Hedged
                                         --------------------------
                                         Assuming       Open Swap
                                 Avg.       Oil        Positions as
                     Open       NYMEX    Production    % of Total
                   Swaps in    Strike    in Mmbo's      Estimated
                    Mmbo's     Price       of:         Production
                   --------    ------    ----------    -----------
     Q1 - 2004*    1,270      $28.58       1,450           88%

     Q2 - 2004*    1,282      $28.86       1,450           88%

     Q3 - 2004*    1,044      $28.75       1,450           72%

     Q4 - 2004*      920      $28.46       1,450           63%
                   ------------------------------------------------
     Total 2004    4,516      $28.68       5,800           78%
                   ================================================

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.

                                  SCHEDULE "B"

              CHESAPEAKE'S PREVIOUS OUTLOOK AS OF NOVEMBER 12, 2003
                          (PROVIDED FOR REFERENCE ONLY)

                NOW SUPERSEDED BY OUTLOOK AS OF DECEMBER 22, 2003


QUARTER ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2004.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of November 12, 2003, we are using the following key operating assumptions in our projections for the fourth quarter of 2003, full year 2003, and full year 2004.

The primary changes from our October 30, 2003 guidance are in italicized bold and are explained as follows:

1) We are including the effects of recently announced capital transactions on interest expense and share count. 2) We have updated the projected effects from changes in our hedging positions. 3) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2003 or 2004 oil and natural gas prices.

                                                           Quarter Ending            Year Ending             Year Ending
                                                         DECEMBER 31, 2003(c)       DECEMBER 31, 2003      DECEMBER 31, 2004
                                                         --------------------       -----------------      -----------------
Estimated Production:
  Oil - Mbo                                                    1,200                     4,700                  4,700
  Gas - Bcf                                                  66.8-67.3                 241 - 242             269 - 275
  Gas Equivalent - Bcfe                                      74.0-74.5                 269 - 270             297 - 303
  Daily gas equivalent midpoint - in  Mmcfe                     807                       738                   820
NYMEX Prices
(for calculation of realized hedging effects only):
  Oil - $/Bo                                                   $27.45                     $30.11                $24.00
  Gas - $/Mcf                                                   $4.47                      $5.36                 $4.25
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                  -$2.50                      -$2.11                -$2.50
  Gas - $/Mcf                                                 -$0.60                      -$0.55                -$0.60
Estimated Realized Hedging Effects
(based on expected NYMEX prices above):
  Oil - $/Bo                                                  +$1.47                      -$1.52                +$4.22
  Gas - $/Mcf                                                 +$1.02                      +$0.01                +$0.65
Operating Costs per Mcfe of Projected Production:
  Production expense                                       $0.53 - 0.57               $0.53 - 0.57           $0.57 - $0.60
  Production taxes (generally 7% of O&G revenues)          $0.31 - 0.33               $0.31 - 0.33           $0.27 - $0.30
  General and administrative                               $0.09 - 0.10               $0.09 - 0.10           $0.09 - $0.10
  DD&A - oil and gas                                       $1.38 - 1.40               $1.38 - 1.40           $1.40 - $1.45
  Depreciation of other assets                             $0.08 - 0.10               $0.08 - 0.10           $0.08 - $0.10
  Interest expense(a)                                      $0.50 - 0.55               $0.55 - 0.60           $0.45 - $0.50
Other Income and Expense per Mcfe: (b)
  Marketing and other income                               $0.02 - 0.04               $0.02 - 0.04           $0.02 - $0.04

Book Tax Rate                                                   38%                        38%                    38%
Equivalent Shares Outstanding:
  Basic                                                      217,000 m                 212,000 m              220,000 m
  Diluted                                                    273,000 m                 258,000 m              280,000 m

Capital Expenditures:
  Drilling, Land and Seismic                              $175 - $200 mm             $675 - $725 mm         $675 - $725 mm

   (a) Does not include gains or losses on interest rate derivatives (SFAS 133).
   (b) Does not include the cumulative effect of the adoption of SFAS 143 as of January 1, 2003.
   (c) Does not include charges to be taken in current quarter related to debt tender.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

                (i) For swap  instruments,  we  receive  a fixed  price  for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

               (ii) For cap-swaps,  Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.

              (iii) Basis  protection  swaps are  arrangements  that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                                               % Hedged
                                                                                -------------------------------------
                                Avg. NYMEX                       Avg. NYMEX                            Open Swap
                               Strike Price                    Price Including    Assuming Gas     Positions as a %
                 Open Swaps      of Open        Gain from        Open & Locked     Production      of Estimated Total
                  in Bcf's        Swaps        Locked Swaps        Positions       in Bcf's of:      Gas Production
                  ---------    ------------    ------------    ---------------     ------------     -----------------

2003:
-----
4th Qtr             55.4           $5.59           $0.05             $5.64             67.0                83%

2004:
-----
1st Qtr             47.3           $5.89           $0.04             $5.93             67.6                70%
2nd Qtr             39.1           $4.95           $0.00             $4.95             67.6                58%
3rd Qtr             32.2           $4.84           $0.00             $4.84             68.4                47%
4th Qtr             25.2           $4.99           $0.00             $4.99             68.4                37%
------------------------------------------------------------------------------------------------------------------------
Total 2004         143.8           $5.24           $0.01             $5.25            272.0                53%
========================================================================================================================

========================================================================================================================
Total 2005          45.6           $4.82           $0.00             $4.82            282.0                16%
========================================================================================================================

========================================================================================================================
Total 2006          25.6           $4.74           $0.00             $4.74            292.0                 9%
========================================================================================================================

========================================================================================================================
Total 2007          25.6           $4.76           $0.00             $4.76            302.0                 8%
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
TOTALS
------------------------------------------------------------------------------------------------------------------------
2003-2007          296.0           $5.16           $0.01             $5.17            1,215                24%
========================================================================================================================

Chesapeake   has  also   entered   into  the   following   natural   gas   basis
protection swaps:
                                                        Assuming Gas
                       Annual                        Production in Bcf's     %
                   Volume in Bcf's    NYMEX less:           of:           Hedged
                   ---------------   ------------    ------------------- -------
2003 Remaining          41.4         $    0.190             67.0           62%
2004                   157.4              0.173            272.0           58%
2005                   109.5              0.156            282.0           39%
2006                    47.5              0.155            292.0           16%
2007                    63.9              0.166            302.0           21%
2008                    64.0              0.166            312.0           21%
2009                    37.0              0.160            322.0           11%
                   ---------------    -----------      ----------------  ------
Totals                 520.7         $    0.167*         1,849.0           28%
                   ===============   ============    ================    ======
* weighted average


The Company has entered into the following crude oil hedging arrangements:

                                                 % Hedged
                                         --------------------------
                                         Assuming       Open Swap
                                 Avg.       Oil        Positions as
                     Open       NYMEX    Production    % of Total
                   Swaps in    Strike    in Mmbo's      Estimated
                    Mmbo's     Price       of:         Production
                   --------    ------    ----------    ------------
     Q4 - 2003*    1,223       $28.69       1,225          100%
                   ------------------------------------------------

     Q1 - 2004*    1,270      $28.58       1,275           100%

     Q2 - 2004*    1,161      $28.62       1,175            99%

     Q3 - 2004*    1,044      $28.75       1,150            91%

     Q4 - 2004*      920      $28.46       1,100            84%
                   ------------------------------------------------
     Total 2004    4,395      $28.61       4,700            94%
                   ================================================

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 1,000 bopd in Q4 2003 with a knockout price of $26.00, 3,000 bopd for 11/03 and 12/03 at a knockout price of $22.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.